                                                                    Exhibit 10.3

                                 BUILDING LEASE
                                 --------------



                Lease made as of September 1, 1984, between FIRST NATIONAL BANK OF LOUISVILLE, a national banking association, with principal offices at 101 South Fifth Street, Louisville, Kentucky 40202 ("Lessor") and NPC OF ARIZONA, INC., an Arizona corporation havings its principal place of business at 16402 North 28th Avenue, Phoenix, Arizona 85023 ("Lessee").

                IN CONSIDERATION OF the mutual covenants contained herein, the parties agree as follows:

                1. DESCRIPTION OF PREMISES. Lessor leases to Lessee, and Lessee leases from Lessor, the premises located at 1231 Durrett Lane, Louisville, Jefferson County, Kentucky and described more particularly in Exhibit A hereto (the "Premises").

                2. TERM. (a) The term of this Lease is thirty-five (35) years, beginning on September 1, 1984 and ending on August 31, 2019, unless earlier terminated as herein provided (the "Term").

                (b) This lease may be terminated by Lessor, in its sole discretion, upon one year's advance written notice to Lessee, in the event Lessee ceases to be a wholly owned subsidiary of First Kentucky National Corporation.

                3. RENT. Lessee shall pay to Lessor at its address set forth in the heading to this Lease, or such other place as Lessor shall designate, semiannual rental payments in arrears on the first day of each January and July during the Term, commencing January 1, 1985, and determined as follows (the "Rent"):

                         (i)     a total rental of $4,172,588.03 payable
in 70 consecutive semiannual payments as set forth in the Schedule I attached hereto, plus

                        (ii) a supplemental rent payment, commencing with the first base rental payment computed by using a per annum interest rate equal to the prime rate of interest generally charged by the Lessor from time to time to its most substantial and creditworthy commercial borrowers for 90-day unsecured loans with changes in such prime rate becoming effective immediately the supplemental rent shall be computed on the unpaid balance of the total rental outstanding during the period preceding each prior base rental payment at the prime rate in effect on the fifteenth (15th) day prior to the rental payment date. The Lessor will notify the Lessee of the supplemental rent payment amount, at least ten (10) days prior to the Rent Payment Date.

                4. USE. Lessee shall occupy and use the Premises for the purposes of an item processing business. Lessee shall restrict its use to such purposes, and shall not use or permit the use of the Premises for any other purpose without the written consent of Lessor. Lessee shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation; which may be dangerous to persons or property; or which may invalidate or increase the amount of premiums for any policy of insurance carried on the Premises or covering its operation or violate the terms thereof; provided, however, that if any additional amounts of insurance premiums are caused by Lessee's occupancy or use of the Premises, Lessee shall pay Lessor said additional amounts. Lessee, at its sole expense, shall comply with, and shall not do or permit anything to be done upon the Premises, or bring or keep anything thereon which is in violation of, any public law, ordinance or governmental regulation or requirement of any authority having jurisdiction over the Premises. Lessee shall not do or permit anything to be done upon the Premises which in any way may create a nuisance, disturb the occupants of neighboring property or injure the reputation of the Premises.

           5.   TAXES, UTILITIES AND OTHER CHARGES.

                (a) This Lease is intended to be an absolute net lease, and payments hereunder are intended to be net to Lessor.

                (b) All taxes, assessments, licenses, and other charges (including, without limitation, personal and real property taxes and sales, use and leasing taxes) imposed, levied or assessed on the ownership, possession, rental or use of the Premises during the Term (except for Federal and State net income taxes) shall be paid by Lessee before the same shall become delinquent, whether such taxes would ordinarily be assessed against Lessor or Lessee. In case of failure of Lessee to pay said taxes, assessments, licenses or other charges, Lessor may pay all or any part of such items, in which event the amount so paid by Lessor shall be immediately payable by Lessee to Lessor as additional rental hereunder.

                (c) Lessee shall arrange and pay for all utilities furnished to the Premises for the Term, including, without limitation, electricity, gas, water, sewer and telephone services.

                (d) Lessee shall make all rental payments under the Ground Lease (as defined in Section 16).

                (e) Lessee shall promptly pay all costs, expenses and obligations of every kind and nature incurred in connection with the use, operation, rental, possession or ownership of the Premises which may arise or become due during the Term, whether or not specifically mentioned herein.

           6.   ASSIGNMENT AND SUBLETTING.

                (a) Lessee shall not, without the prior consent of Lessor: (i) assign, sublease, convey, encumber or mortgage this Lease or any interest hereunder; (ii) allow any transfer hereof or any lien upon Lessee's interest hereunder by operation of law; or (iii) permit the use or occupancy of the Premises by any Party other than Lessee, its agents and employees.

                (b) All cash or other proceeds of any assignment, sale or sublease of Lessee's interest in this Lease, whether consented to by Lessor or not, shall be paid to Lessor notwithstanding the fact that such proceeds exceed the Rent, unless Lessor agrees to the contrary in writing, and Lessee hereby assigns all rights it might have or ever acquire in any such proceeds to Lessor.

                7. REPAIRS AND MAINTENANCE. Lessee shall maintain the Premises and keep them in good repair at its expense, such maintenance and repair shall include, but not be limited to, windows, doors, skylights, adjacent sidewalks, the front, side and rear exterior walk, the roof, the interior walls, plumbing, electrical, heating, ventilation and air conditioning, and structural repairs of every nature. The Lessee is obligated to maintain and repair the Premises regardless of whether the necessary work is deemed an expense or capital in nature.

           8.   ALTERATIONS AND IMPROVEMENTS.

                (a) Lessee shall not, without prior written consent of Lessor, make any alterations, improvements, additions or installations or perform any decorating, painting or other similar work in or about the Premises. Lessee agrees to hold Lessor and Lessor's agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be done only by contractors or mechanics approved by Lessor and at such time and in such manner as Lessor may from time to time designate. Lessee shall pay the cost of all such work and the cost of decorating the Premises occasioned thereby. Upon completion of such work, Lessee shall furnish Lessor with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith. All such work shall comply with all insurance requirements and with all laws, ordinances, rules and regulations of all governmental authorities, and shall be done in a good and workmanlike manner and with the use of good grades of materials. Lessee shall permit Lessor to supervise construction operations in connection with such work.

                (b) Lessee agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises. In case any such lien shall be filed, Lessee shall immediately satisfy and release such lien of record. If Lessee shall fail to have such lien immediately satisfied and released of record, Lessor may, on behalf of Lessee, without being responsible for making any investigation as to the validity thereof, pay the amount of said lien and Lessee shall promptly reimburse Lessor therefor. Lessee has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Lessee, operation of law or otherwise, to attach to or be placed upon Lessor's title or interest in the Premises, and any and all liens and encumbrances created by Lessee shall attach to Lessee's interest only.

                9. DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES. Lessee represents that it has inspected the Premises and the Premises are in fit condition for use by Lessee. Acceptance of the Premises by Lessee shall be construed as recognition that the Premises are in good state of repair and in sanitary condition and fit for Lessee s intended uses. Lessee shall surrender the Premises at the end of the Term, or any renewal thereof, in the same condition as when Lessee took possession, allowing for reasonable use and wear, and damage by acts of God, including fires and storms. Before delivery, Lessee shall remove all business signs placed on the Premises by Lessee and restore the portion of the Premises on which they were placed in the same condition as when received.

                10. NONLIABILITY OF LESSOR FOR DAMAGES. Lessor shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the Premises by Lessee, including those arising out of damages or losses occurring on sidewalks and other areas adjacent to the Premises during the Term or any extension thereof. Lessee shall indemnify Lessor from all liability, loss, or other damage claims or obligations resulting from injuries or losses of this nature.

                11. LESSOR'S REMEDIES.

                    (a) If any voluntary or involuntary petition or similar pleading is filed in any court seeking to declare Lessee bankrupt, insolvent or unable to pay its debts, or seeking a plan of reorganization or arrangement under the Bankruptcy Code, and such petition or pleading is not withdrawn or denied within five days of its filing, then and in any such event Lessor may, if Lessor so elects but not otherwise, and with or without notice of such election, and with or without entry or other action by Lessor, immediately terminate this Lease and notwithstanding any other provision of this Lease, Lessor shall immediately upon such termination be entitled to recover damages in an amount equal to the then present value of the Rent for the remainder of the Term, plus any other sums owed by Lessee to Lessor, less the then present value of the fair rental value of the Premises for the remainder of the Term (both discounted at the rate of 4% per annum, convertible monthly).

                   (b) In the event: (i) Lessee defaults in the payment of Rent and does not cure the default within five days after demand for payment thereof;
(ii) Lessee defaults in the prompt and full performance of any other provision of this Lease and does not cure the default within ten days after demand by

Lessor, that the default be cured; (iii) the leasehold interest of Lessee is levied upon under execution or is attached by process of law and such execution or attachment is not promptly released; (iv) Lessee makes an assignment for the benefit of creditors, admits its inability to pay its debts or takes any action towards a general compromise of its debts or a composition with its creditors or a receiver or trustee is appointed for any property of Lessee; or (v) Lessee abandons the Premises; then and in any such event Lessor may, if Lessor so elects, and with or without notice of such election, and with or without any demand whatsoever, either immediately terminate this Lease and Lessee's right to possession of the Premises or, without terminating this Lease, immediately terminate Lessee's right to possession of the Premises.

                (c) Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Lessee's right to possession of the Premises without termination of the Lease, Lessee shall surrender and vacate the Premises immediately and deliver possession thereof to Lessor in a clean, good and tenantable condition. Upon such termination Lessee shall be entitled to remove, without damage to the Premises, movable office furniture, trade fixtures, office machines, equipment and special lighting fixtures which may be removed without damage to the Premises. All other equipment additions, decorations, fixtures, hardware, non-trade fixtures and all improvements, temporary or permanent, in or about the Premises, whether placed there by Lessee or by Lessor, shall, unless Lessor directs their removal, become Lessor's property and shall remain upon the Premises without compensation, allowance or credit to Lessee. In the event possession is not immediately delivered to Lessor or if Lessee shall fail to remove all such property which it is entitled or directed to remove, Lessee hereby grants to Lessor full and free license to enter into and upon the Premises with or without process of law for the purpose of returning to Lessor the Premises as of Lessor's former estate, to expel or remove Lessee and any others who may be occupying the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Lessor's right to Rent or any other right hereunder.

                (d) If Lessee abandons the Premises or otherwise entitles Lessor so to elect, and the Lessor elects to termiuate Lessee's right to possession only without terminating this Lease, Lessor may, at Lessor's option, enter into the Premises, remove Lessee's signs and other evidences of tenancy, and take and hold possession thereof as in Subsection (c) above; provided, however, that such entry and possession shall not terminate this Lease or release Lessee, in whole or in part, from Lessee's obligation to pay Rent hereunder for the full Term, and in any such case, if Lessor so elects, payment of future installments of Rent shall be accelerated, and Lessee shall pay forthwith to Lessor a sum equal to the entire amount of the Rent for the remainder of the Term plus any other sums then due to Lessor hereunder. Upon and after entry into possession without termination of the Lease, Lessor may, but need not, relet the Premises or any part thereof for the account of Lessee to any person, firm or corporation other than Lessee for such rent, for such term and upon such conditions as Lessor in Lessor's sole discretion shall determine, and Lessor shall not be required to accept any tenant offered by Lessee or to observe any instructions given by Lessee concerning such reletting. In any such case, Lessor may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed necessary or desirable by Lessor, and Lessee shall, upon demand, pay the cost thereof together with Lessor's expenses of the reletting. If the rent collected by Lessor upon any such reletting for Lessee's account is insufficient to pay when due the full amount of: unpaid Rent; all expenses of repairs, alterations, improvements, additions and redecorating; and all of Lessor's expenses of reletting, including brokers' commissions, Lessee shall pay to Lessor from time to time the amount of each monthly deficiency promptly upon demand.

                (e) Any and all property which may be removed from the Premises by Lessor pursuant to Subsections (c) and (d) above or pursuant to law shall be conclusively presumed to have been abandoned by Lessee and title thereto shall pass to Lessor without any cost by setoff, credit or otherwise, and Lessor may, at its option: (i) accept title to such property in which event Lessee shall be conclusively presumed to have conveyed such property to Lessor under this Lease as a bill of sale; (ii) at Lessee's expense, dispose of such property in any manner that Lessor shall choose; or (iii) at Lessee's expense, store such property. In no event, however, shall Lessor be responsible for the value, preservation or safekeeping of such property.

                (f) Lessee shall pay upon demand all of Lessor's costs, charges and expenses, including attorneys' fees, incurred by Lessor in enforcing Lessee's obligations hereunder.

                (g) If Lessee shall default in the performance of any of its obligations hereunder and such default shall continue after the expiration of any notice or grace period herein provided, Lessor may perform such obligation for the account and expense of Lessee without notice, and Lessee shall reimburse Lessor therefor upon demand.

                (h) All rights and remedies of Lessor under this Section 11 and elsewhere in this Lease shall be distinct, separate and cumulative and none shall exclude any other right or remedy of Lessor set forth in this Lease or allowed by law. Lessee's obligations under this Section 11 shall survive the expiration of the Term.

        12.     DAMAGE BY FIRE OR OTHER CASUALTY.

                (a) If the Premises are made substantially untenantable by fire or other casualty, Lessor may elect either to: (i) terminate this Lease as of the date of such fire or other casualty by delivery of notice of termination to Lessee within sixty days after said date and retain for itself all insurance proceeds; or (ii) make such insurance proceeds available to the Lessee and require the Lessee without termination of this Lease proceed with due diligence to repair, restore or rehabilitate the Premises at Lessee's expense.

                (b) If the Premises are damaged by fire or other casualty but are not made substantially untenantable, then the Lessor shall make all insurance proceeds available to the Lessee and the Lessee shall proceed with due diligence to repair and restore the Premises at Lessee's expense, unless such damage occurs during the last twelve months of the Term, in which event Lessor or Lessee shall have the right to terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to the other within thirty days after said date.

                (c) If all or any part of the Premises are rendered substantially untenantable by fire or other casualty not due to the act or neglect of Lessee, its employees, agents or servants and this Lease is not terminated, Rent shall abate for all of said part of the Premises which are untenantable on a per diem basis from and after the date of the fire or other casualty and until the Premises are repaired and restored. The Lessee's obligation to pay other expenses, such as taxes, insurance and the like shall not abate nor shall the Lessee's obligations to pay additional rent abate.

                (d) Prior to making insurance proceeds available to the Lessee, the Lessee shall provide the Lessor with a cost estimate for the restoration. If the cost estimate is greater than the insurance proceeds, no such proceeds will be disbursed to the Lessee until the Lessee pays out the difference from its own sources. If the cost estimate is equal to or less than the insurance proceeds, the Lessor may disburse the insurance proceeds as restoration progresses and may require proof that the Lessee has paid for all costs as incurred. All excess insurance proceeds shall be the sole property of the Lessor.

        13.     LIABILITY AND CASUALTY INSURANCE.

                (a) Lessee shall procure and maintain in force at its expense during the Term and any extension thereof public liability insurance with insurers and through brokers approved by Lessor. Such coverage shall be in the minimum amount of $1,000,000.00. The insurance policies shall provide coverage for contingent liability of Lessor on any claims or losses. The policies shall be delivered to Lessor for keeping. Lessee shall obtain a written obligation from the insurers to notify Lessor in writing at least 30 days prior to cancellation or refusal to renew any policy.

                (b) The Lessee, at its expense, shall insure at all times during the Term, for the benefit of Lessee and Lessor, as their respective interests may appear, the Premises against loss or damage by fire, casualty, or other perils covered by a standard extended coverage endorsement and such other perils as Lessor may reasonably require for the full replacement value of the Premises (as determined from time to time by the Lessor) in a responsible insurance company satisfactory to the Lessor and qualified to transact insurance business in the Commonwealth of Kentucky. Such insurance policy shall be made payable in the event of loss or damage to the Lessee and the Lessor as their respective interests may appear. Said policy (i) shall also contain a provision that it may be cancelled, amended, or modified by the issuing insurance company, even for nonpayment of premiums, only after thirty (30) days' prior written notice thereof shall have been given to the Lessor; and (ii) shall also contain a provision providing for waiver of subrogation against the Lessor; and (iii) shall provide that Lessee shall have a deductible of not more than $1,000. Said policy shall contain " an agreed-value" endorsement satisfactory to the Lessor in its sole discretion. Lessee shall promptly upon the execution hereof deliver to the Lessor a certificate of or the original insurance policies evidencing such insurance coverage, together with proof of payments of the premiums , and the Lessee subsequently shall deliver all renewals thereof prior to the respective expiration thereof from time to time. The Lessee shall also, from time to time, affect such further, additional, or different insurance coverage with respect to the Premises as the Lessor shall demand or require.

                (c) If the insurance policies are not kept in force during the entire term of this Lease or any extension thereof, Lessor may procure the necessary insurance and pay the premium therefor, shall be immediately payable by Lessee to Lessor as additional rental hereunder.

        14. ENTRY ON PREMISES BY LESSOR. Lessor reserves the right to enter on the Premises at reasonable times to inspect them, perform required maintenance and repairs, which the Lessee has failed to perform and which seriously impair the value of the Premises or create an unsafe or hazardous condition, and Lessee shall permit Lessor to do so. Lessor may erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment in connection with making repairs, all without incurring liability to Lessee for disturbance of quiet enjoyment of the Premises, or loss of occupation thereof. Lessee shall be responsible for the cost of making repairs or maintenance and such cost shall be immediately payable by Lessee to Lessor as additional rental hereunder.

        15.     EMINENT DOMAIN.

                (a) In the event the whole or any substantial part of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall terminate as of the date of the taking of Possession by the condemning authority, and Rent shall be apportioned as of said date.

        (b) in the event less than a substantial part of the Premises shall be taken or condemned for any public or quasi-public use or purpose, or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises, then at the election of Lessor expressed by delivery of written notice to Lessee within ninety days after said date of taking, condemnation or improvement, this Lease shall terminate as of said date without any payment to Lessee therefor.

        (c) Lessor shall be entitled to receive the entire award from any taking condemnation without any payment to Lessee, and Lessee hereby assigns to Lessor Lessee's interest, if any, in such award.

        16. GROUND LEASE COMPLIANCE. The Lessee acknowledges receipt of a copy of the ground lease dated January 16, 1969 and the amendment thereto dated April 20, 1971 (the "Ground Lease"). The Lessee shall comply with all of the provisions of the Ground Lease which are to be observed or performed during the Term hereof by the lessee thereunder, including the payment of Rent thereunder. Insofar as the provisions of the Ground Lease do not conflict with specific provisions herein contained, they and each of them are incorporated into this Building Lease as fully as if completely rewritten herein, and the Lessee agrees to be bound to the Lessor by all of the terms thereof, and to assume toward the Lessor and perform all of the obligations and responsibilities that the lessee under the Ground Lease would assume toward the lessor thereunder. So long as Lessee is not in default under the terms and conditions of this Lease or this Lease is not terminated prior to the expiration of the Term, Lessee shall have the right of quiet enjoyment of the ground lease premises with right of ingress and egress, subject to the provision of Section 17 hereof.

        17.     SUBORDINATION OF LEASE AND ATTORNMENT.

                (a) This Lease and the rights of Lessee hereunder shall be and are hereby made expressly subject and subordinate at all times to the Ground Lease of the real estate under and/or surrounding Premises now or hereafter existing and all amendments, renewals and modifications thereto and extensions thereof. Lessee agrees to execute and deliver such further instruments subordinating this Lease to the Ground Lease as may be requested in writing by Lessor from time to time. Lessee hereby appoints Lessor as attorney-in-fact for Lessee with full power and authority to execute and deliver in the name of Lessee any such instrument in the event Lessee fails to do so.

                (b) Lessee agrees that the cancellation or termination of any such Ground Lease in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, shall not result in the termination of this Lease or the Lessee's obligations hereunder, unless said ground lessor elects in writing to terminate this Lease. In the absence of such election, Lessee shall attorn to and recognize such ground lessor as Lessee's Lessor under this Lease. Lessee agrees to execute and deliver at any time upon request of such ground lessor, or its successor, any instrument to further evidence such attornment. Lessee hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such Ground Lease termination.

                (c) Lessee acknowledges that its title is and always shall be subordinate to the title of the owner of the Premises, and nothing herein contained shall empower Lessee to do any act which can, shall or may encumber the title of the owner of the Premises.

                18. HOLDING OVER. If the Lessee retains possession of the Premises or any part thereof after the termination of this Lease, by lapse of time or otherwise, Lessee shall pay to Lessor the semiannual installments of Rent, at double the rate payable for each semiannual period or part thereof (without reduction for any such partial period) that the Lessee thus remains in possession, and, in addition thereto, the Lessee shall pay to the Lessor all direct and consequential damages sustained by reason of Lessee's retention of possession. Alternatively, at the election of the Lessor expressed in a written notice to the Lessee and not otherwise, such retention of possession by the Lessee shall constitute a renewal of this Lease on all the terms and conditions contained herein for a period of one year. The provisions of this
Section 18 shall not be deemed to limit or exclude any of the Lessor's rights of reentry or any other right granted to the Lessor hereunder or under law.

                19.     NOTICES.

                (a) All notices to be given by one party to the other under this Lease shall be in writing and served, in the manner hereinafter described, at the following addresses:

                To Lessor at the address stated in the heading to this Lease, or at such other address as Lessor shall designate by notice to Lessee.

                To Lessee:      Prior to the commencement of the Term--at
the address stated in heading to this Lease hereof. After the commencement of the Term--at the Premises or at such other address as Lessee shall designate by notice to Lessor.

                (b) Notices shall be effectively served by Lessor upon Lessee as follows:

               (i)  by hand delivery to Lessee or to a representative of Lessee;

               (ii) by mailing by certified or registered mail, postage prepaid, return receipt requested; or

               (iii) by leaving a copy at the Premises.

                (C) Notices shall be effectively served by Lessee upon Lessor as follows:

               (i)  by hand delivery to an officer of Lessor; or

               (ii) by mailing by certified or registered mail, postage prepaid, return receipt requested.

        20.     MISCELLANEOUS.

                (a) All unpaid amounts due to Lessor under this Lease for Rent shall bear interest at a rate per annum equal to the prime rate of interest generally charged by First National Bank of Louisville from time to time to its most substantial and creditworthy commercial customers for 90-day unsecured loans from the date due until paid. All other amounts due to Lessor under this Lease shall be considered as Rent, and if unpaid when due shall bear interest at a rate per annum equal to the prime rate of interest generally charged by First National Bank of Louisville from time to time to its most substantial and creditworthy commercial customers for 90-day unsecured loans from the date until paid.

                (b) All of the representations, agreements and obligations of Lessor are contained herein, and no modification, waiver or amendment of the provisions of this Lease shall be binding upon Lessor unless in writing and signed by Lessor or by a duly authorized agent of Lessor.

                (C) No receipt of money by Lessor from Lessee after the termination of this Lease or Lessee's right to possession of the Premises, the service of any notice, the commencement of any suit, or any final judgment for possession of the Premises, shall reinstate, continue or extend the Term or affect any such event.

                (d) No waiver of any default of Lessee hereunder shall be implied from any failure by Lessor to take any action on account of such default, whether or not such default persists or is repeated, and no express waiver shall affect any default other than the default specified in such waiver and then only for the time and to the extent therein stated.

        (e) The headings or captions of Sections are for convenience only, are not part of this Lease, and shall not affect the interpretation of this Lease.

        (f) This Lease and the terms and conditions hereof apply to and are binding on the, legal representation, successors and assigns of both parties.

        (g) This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

        (h) Time is of the essence in all provisions of this Lease.

        IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be duly executed as of the date first written above.


                                LESSOR: FIRST NATIONAL BANK OF LOUISVILLE

                                        By: /s/ George B. Wombwell
                                            ------------------------------
                                            George B. Wombwell
                                            Senior Vice President

                                LESSEE: NPC OF ARIZONA, INC.

                                        By: /s/ Michael L. Douglas
                                            ------------------------------
                                            Michael L. Douglas
                                            President


37CON/6V

                                   SCHEDULE I
                                   ----------

to Building Lease dated as of September 1, 1984 between FIRST NATIONAL BANK OF LOUISVILLE and NPC OF ARIZONA, INC.

Payment Periods                                         Base Rent
- ---------------                                         ---------

January 1, 1985                                         $45,902.33
July 1, 1985 through July 1, 1991                        68,853,50
January 1, 1992 through July 1, 2004                     65,214.13
January 1, 2005 through July 1, 2006                     55,697.51
January 1, 2007 through July 1, 2019                     50,508.94


37CON/6V/13

                                   EXHIBIT A

to Building Lease dated as of September 1, 1984 between FIRST NATIONAL BANK OF LOUISVILLE and NPC OF ARIZONA, INC.

        The following described property located in Louisville, Jefferson County, Kentucky:

     TRACT 1: BEGINNING in the Southerly line of the right-of-way conveyed to the Commonwealth of Kentucky by deed dated April 16, 1953, of record in Deed Book 3010, Page 520, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Southeasterly line of the tract conveyed to Ethel Kunzler by deed dated July 18, 1946, of record in Deed Book 2144, Page 145, in said office; thence with the Southeasterly line of said tract conveyed to Ethel Kunzler South 59 degrees 09 minutes West 1397.82 feet to a corner; thence with the existing right-of-way line of Ramp 3 of the Preston Street, Inner Belt Cloverleaf; thence with the existing right-of-way line of Ramp 3, North 25 degrees 46 minutes 30 seconds West 156.67 feet to a point 49.42 feet right (East) of Station 105+93.88 in the centerline of Preston Highway, thence continuing with the right-of-way line of Ramp 3, with a curve to the right, having a radius of 170.85 feet, an arc distance of 178.59 feet to a point in the North property line, said point being 10 feet east of and opposite Station 256+14.84 on the survey line for Ramp 3, aforesaid; thence with the North property line North 62 degrees 50 minutes 30 seconds East 805.23 feet to a point in the Southerly line of the right-of-way conveyed to the Commonwealth of Kentucky, aforesaid; thence with said Southerly right-of-way line North 85 degrees (previously mistakenly stated as 84 degrees) 54 minutes East 538.57 feet to the point of beginning.

     TRACT 2: BEGINNING in the Northeasterly line of Preston Highway as widened by deed to the Commonwealth of Kentucky dated May 1941, of record in Deed Book 1784, Page 528, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Northwesterly line of the tract conveyed to Standard Oil Company by deed dated January 20, 1950, of record in Deed Book 2569, Page 138, in the aforesaid Clerk's office; thence with the Northeasterly line of Preston Highway as widened by deed aforesaid, the following courses and distances, North 28 degrees 36 minutes West 100 feet, North 28 degrees 03 minutes West 100 feet and North 27 degrees 49 minutes West
372.80 feet to a point 40 feet left of Preston Highway centerline Station 108+00; thence North 25 degrees 49 minutes West 49.67 feet to the Northeasterly line of the tract conveyed to Carl E. Breitenstein and wife, by deed dated March 14, 1941, of record in Deed Book 1774, Page 403, in the aforesaid Clerk's office; thence with the Northwesterly line of same, North 59 degrees 09 minutes East 1272.02 feet to a stone at the most Northerly corner of said tract; thence with the Northeasterly line of said last mentioned tract, South 30 degrees 13 minutes East 533.26 feet to a corner of the tract conveyed to John Breitenstein by deed dated November 6, 1919, of record in Deed Book 925, Page 614, in the aforesaid Clerk's office; thence with the Northwesterly line of said tract, South 52 degrees 30 minutes West 105 feet to another corner of said tract; thence with the Southwesterly line of said last mentioned tract, South 30 degrees 13 Minutes East 187.28 feet to the Northwesterly line of Durrett Lane, as widened by deed to Jefferson County dated May 19, 1941, of record in Deed Book 1782, Page 515, in the office aforesaid; thence with the Northwesterly line of Durrett Lane, as widened by deed aforesaid, South 52 degrees 30 minutes West
645.31 feet to a corner of the tract retained by M. H. Breitenstein by deed dated May 14, 1941, of record in Deed Book 1774, Page 403, in the aforesaid Clerk's office; thence with the Northeasterly line of said tract, North 31 degrees 42 minutes West 164.74 feet to a corner of same; thence with the Northwesterly line of the aforesaid tract, South 58 degrees 18 minutes West 60 feet to another corner of said tract; thence South 50 degrees 46 minutes West
211.35 feet to a corner of the tract conveyed to Kenneth B. Farmer and wife by deed dated June 5, 1951, of record in Deed Book 2761, Page 497, in the aforesaid Clerk's office; thence with the Northwesterly line of said tract, South 52 degrees 30 minutes West 85 feet to the Northeasterly line of the tract conveyed to Standard Oil Company by deed recorded in Deed Book 2569, Page 138, aforesaid; thence with the Northeasterly line of same, North 29 degrees 25 minutes West 85 feet to a corner of said tract; thence with the Northwesterly line of same, South 52 degrees 30 minutes West 200 feet to the beginning.

        Subject to all encumbrances, easements and leases of record.



37CON/7P